UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2015

LYNDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

British Columbia	000-55301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1200 888 Dunsmuir Street Vancouver, British Columbia	V6C 3K4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 629-2991

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 1, 2015, Lynden Energy Corp. (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”). As of the close of business on October 2, 2015, the record date for the Annual Meeting, 130,198,411 shares of the Company’s common shares, without par value (“Common Shares”), were issued and outstanding and entitled to vote at the Annual Meeting, of which 59,083,035 (approximately 45%) were present in person or by proxy. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (“SEC”) on October 21, 2015. The final results for the votes regarding each proposal are set forth below.

PROPOSAL NO. 1: NUMBER OF DIRECTORS; NOMINATION AND ELECTION OF DIRECTORS

The Company’s shareholders voted to determine the number of directors at five for the following year. The voting results were as follows:

Votes For	Votes Against	Abstain	Non-Votes

58,621,714	393,392	67,928	1

The Company’s shareholders voted to re-elect each of the following persons as directors to serve until the next Annual General Meeting of the shareholders unless that person ceases to be a director before then. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Non-Votes

Robert Bereskin	27,549,421	60,368	31,473,246
John McLennan	27,519,921	89,868	31,473,246
Derek Michaelis	27,541,821	67,968	31,473,246
Ron Paton	15,411,349	12,198,440	31,473,246
Colin Watt	15,495,779	12,114,010	31,473,246

PROPOSAL NO. 2: APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s shareholders voted to approve the appointment of Deloitte LLP as the Company’s auditor/registered public accounting firm for fiscal year ending June 30, 2016. The voting results were as follows:

Votes For	Votes Against	Abstain	Non-Votes

57,972,002	0	1,111,033	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYNDEN ENERGY CORP.

	By:	/s/ Colin Watt
Colin Watt
President, Chief Executive Officer, Corporate Secretary and Director

Dated: December 2, 2015